*Van Kampen Funds
Rule 10f-3 Transactions
(Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member)

October 1, 2000 through December 31, 2000


TRADE			AMOUNT OF 	PARTICIPATING	PRICE		AMOUNT		PURCHASED	%
DATE	UNDERWRITING	OFFER		FUND/s		PER SHARE	PURCHASED	FROM		UW

10/03/00 Informax	5,000,000	Equity Growth 	16.00 		600		Bear Stearns	0.012%
					Focus Equity	16.00 		3,000		Bear Stearns	0.060%
	 		 		 								0.072%

10/04/00 Advance Switch	6,250,000	Equity Growth	15.00	200	Hambrecht&Quist	0.003%
					Focus Equity	15.00 		1,000		Robertson
											Stephens	0.016%
													0.019%

10/04/00 Coach, Inc.	7,380,000	Equity Growth 	16.00 		1,500		Prudential Bache
											Securities, Inc.0.020%
					Focus Equity	16.00 		7,600		Goldman Sachs	0.103%
													0.123%

10/10/00 W-H Energy
	 Services	10,000,000	Equity Growth 	16.50 		1,500		DLJ		0.015%
					Focus Equity	16.50 		7,600		Simmons
											& Company Int'l.0.076%
													0.091%

10/12/00 China Petrolium
	 & Chemical	15,941,464,000	Asian Growth	0.21 		2,282,000	Chase Jardine
											Flemming	0.014%
					Emerging Mkts	0.21 		2,126,000	Chase Jardine
											Flemming	0.013%
													0.027%
10/31/00 China Mobile
	(HK) Limited	923,521,065	Asian Growth	6.15 		102,000		Merrill Lynch	0.011%
					Emerging Mkts	6.15 		66,000		Merrill Lynch	0.007%
	 												0.018%

11/03/00 Optical Communication
	Products	10,500,000	Equity Growth	11.00 		5,100	 	JP Morgan
											Securities	0.049%
					Focus Equity	11.00 		25,400		Warburg Dillon
											Reed		0.242%
													0.291%

11/06/00 Transmeta	13,000,000	Equity Growth	21.00 		300		Montgomery
											Securities	0.002%
					Focus Equity	21.00 		1,600		Cowen & Company	0.012%
													0.014%

11/15/00 Curagen	4,000,000	Equity Growth	42.25 		1,700		Bear Sterns	0.043%


11/17/00 Deutsche Post
	 World Net	278,200,000	Intl Magnum	17.90 		47,561		Deutsche Bank/Warburg
											Dillon Reed	0.017%
					European Equity	17.90 		14,882		Deutsche Bank/Warburg
											Dillon Reed	0.005%
													0.022%

All Transactions were completed in accordance with rule 10f-3.

All prices in US$ unless otherwise noted.

*VAN KAMPEN SERIES FUND, INC.